AS FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 2015

REGISTRATION NO. 333- 203561

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

Amendment No. 1 to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

IPOWorld

(Exact name of registrant as specified in its charter)

_________________

Nevada	6512	27-3088652
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

3472 Research Pkwy #104

Colorado Springs CO 80920

(Address of Principal Executive Offices) (Zip Code)

719-445-1234

(Registrant’s telephone number, including area code)

Edward Heckerson

3472 Research Pkwy #104

Colorado Springs, CO 80920

Phone: (719) 445-1234

E-mail: e.heckerson@ipoworld.com

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

THOMAS C. COOK, ESQ.

LAW OFFICES OF THOMAS C. COOK, LTD.

8250 W. CHARLESTON BLVD., SUITE 120

LAS VEGAS, NV 89117

PHONE: (702) 242-0099

FAX: (702) 242-0241

E-MAIL: tccesq@aol.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	2,500,000	$2.65	$6,625,000	$769.82

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the last price of the last trade of the Common Stock on the OTC Bulletin Board on April 17, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS Registration No. 333-________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U. S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ________, 2015

PRELIMINARY PROSPECTUS

IPOWORLD

2,500,000 SHARES OF

COMMON STOCK - $2.65 PER SHARE

The selling stockholders of IPOWorld (the "Company") named in this prospectus are offering shares of Common Stock through this Prospectus. The Company will not receive any of the proceeds from the sale of the shares by the selling stockholders. Our Common Stock is presently quoted on the OTC-Bulletin Board, under the stock symbol: IPOW. The selling shareholders will sell their shares initially at a fixed price of $2.65 per share until and unless a market develops. The purchase of the securities offered through this prospectus involves a high degree of risk.

Selling shareholders are underwriters as defined under the Securities Act of 1933. Although our shares are quoted on the OTC-BB, there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an inactive trading market, investors may be unable to liquidate their investment or make any profit from the investment. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders of our Company.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is [date] ___, 2015

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the "Company," "we," "us," and "our" refer to IPOWorld unless the context otherwise requires. The term "fiscal year" refers to our fiscal year ended September 30. Unless otherwise indicated the term "Common Stock" refers to shares of the Company's common stock.

ABOUT OUR COMPANY

IPOWorld was organized on April 26, 2010 (Date of Inception) under the laws of the State of Nevada, as General Cleaning and Maintenance. On March 15, 2013, the Company filed a Certificate of Amendment with the Nevada Secretary of State to change its corporate name to: IPOWorld. The original business of the Company was to provide a wide range of janitorial and cleaning services for clients. IPOWorld incorporated MSPR, a Nevada corporation, as a wholly-owned subsidiary of IPOWorld on November 24, 2014. As the Company underwent a change of control and management, it shifted its business to creating a portfolio of real estate properties that service the cannabis industry. The Company business focus includes consulting, construction, property management and land/equipment leasing to licensed cannabis production and processing clients. We do not grow, harvest, distribute, market nor sell cannabis. The company acquires and/or leases properly zoned land and related facilities with the intent to build and/or do leasehold improvements to existing buildings and rent to licensed tenants for their operations. Lessees pay rent and other management fees for the use of our properties, all in compliance with applicable local and state laws and regulations. See "IPOWorld Business Plan" under Description of Business.

Our principal offices are currently located at 3472 Research Pkwy #104, Colorado Springs CO 80920. Our telephone number is (719) 445-1234.

TERMS OF THE OFFERING

The selling stockholders named in this Prospectus are offering shares of Common Stock of the Company for their own account (the "Offering"). We will not receive any of the proceeds from the sale of these shares of Common Stock. There will be 42,000,000 shares of our Common Stock outstanding prior to this Offering. The offering price of $2.65 (the "Offering Price") was determined based upon the price of the shares of the most recently quoted on the OTC-Bulletin Board. The selling shareholders will sell their shares initially at a fixed price of $2.65 per share until and unless a market develops. Although our stock is currently quoted on the OTC-BB, there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of the Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

The Offering

Securities Being Offered:	Up to 2,500,000 shares of common stock
Offering Price:	The selling shareholders will sell their shares initially at a fixed price of $2.65 per share until and unless a market develops.

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued

42,000,000 shares of our common stock are issued and outstanding as of the date of this Prospectus. All of the common stock to be sold under this Prospectus will be sold by an existing shareholder. The Selling shareholder is an underwriters as defined under the Securities Act of 1933.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

OTC Symbol	IPOW

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in our common stock.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the year ended September 30, 2014 (audited) and the quarter end March 31, 2015 (unaudited) is derived from our financial statements.

Balance Sheet Data
	March 31, 2015 (unaudited)	September 30, 2014 (audited)
Total cash and equivalents	$ 401	$ 109,621

Construction in progress	97,450	52,162
Total current assets	97,851	161,783

Total Assets	$ 97,851	$ 161,783

Total current liabilities	-	-
Total liabilities	$ -	$ -

Income Statement Data
	Quarter ended March 31, 2015 (unaudited)	Year ended September 30, 2013 (audited)
Revenues	$ -	$ -
Total expenses	9,425	46,317
Net loss	$ (9,425)	$ (46,317)

Net loss per share – basic	$ (0.00)	$ (0.00)

RISK FACTORS

All parties and individuals reviewing this prospectus and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

RISK FACTORS RELATING TO OUR COMPANY

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

1. We have a limited historical financial information upon which you may evaluate our performance.

We have a limited history and we are subject to all risks inherent in a developing business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with developmental stage companies and the competitive and regulatory environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of research. We may not successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or profits we anticipate in the future.

2. As we have never generated any revenues since our inception, there is no assurance that we will be able to continue as a going concern.

Our financial statements included with this Registration Statement for the year ended September 30, 2014, and for the interim period ending March 31, 2015, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended September 30, 2014. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. Since our auditor’s have raised a substantial doubt about our ability to continue as a going concern, this typically results in greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. We plan to seek additional funds through private placements of our common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. If we are not able to achieve revenues or find financing, then we likely will be forced to cease operations and investors will likely lose their entire investment, investors may lose their entire investment.

3. WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have prepared audited financial statements for the year ended September 30, 2014, and interim unaudited financial statements through March 31, 2015, which show we have no cash and cash equivalents. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation.

 4. IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST LARGER COMPETITORS WITH GREATER RESOURCES, OUR PROSPECTS FOR FUTURE SUCCESS WILL BE JEOPARDIZED.

We will face intense competition from larger and better-established companies that may prevent us from ever becoming a significant company. Management expects the competition to intensify in the future. Pressures created by our future competitors could negatively impact our business, results of operations and financial condition.

Many of our potential competitors have longer operating histories, larger customer bases, and significantly greater financial, marketing, technical and other resources. In addition, our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to product development. There can be no assurance that we will be able to compete successfully against current and future competitors.

 COMPANY RISK FACTORS

5. THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement our business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms. We do not plan to hire any additional employees until our cash flows can justify the expense. When we are ready to hire new employees, we will most likely look for people who have some type of industry experience or a working knowledge of industry, which may be difficult to find.

 6. Our proposed business is dependent on laws pertaining to the cannabis industry.

Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of cannabis, which would negatively impact our proposed business. As of May 28, 2015, 23 States and the District of Columbia allow its citizens to use medical cannabis. Additionally, voters in the states of Colorado, Washington, Oregon, and Alaska approved ballot measures last November to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and its shareholders.

7. Cannabis REMAINS ILLEGAL UNDER FEDERAL LAW.

Cannabis is a Schedule I controlled substance and is illegal under federal law. Even in those States in which the use of cannabis has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of cannabis preempts state laws that legalize its use, strict enforcement of federal law regarding cannabis would likely result in our inability to proceed with our business plan.

Although we do not market, sell, or produce marijuana or marijuana related products, we are in the business of helping the cannabis related-businesses build their infrastructure and there is a risk that we could be perceived as aiding or abetting, or being an accessory to, a violation of the Controlled Substances Act. Additionally, even if the Federal government does not prove a violation of the Controlled Substances Act, the federal government under the Civil Asset Forfeiture Reform Act of 2000 may seize, through civil asset forfeiture proceedings, certain Company assets, such as equipment, real estate, moneys and proceeds if the government can prove a substantial connection between these assets and marijuana distribution or cultivation.

Adverse actions taken by the federal government may lead to delays of our business operations, disruptions to our revenue streams, losses of substantial assets, and substantial litigation expenses. Furthermore, the medical marijuana industry is our primary target market, and if this industry were unable to operate, we would lose the majority of our potential clients, which would have a negative impact on our business, operations and financial condition.

8. The cannabis industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical cannabis will likely adversely impact the existing market for the current “cannabis pill” sold by mainstream pharmaceutical companies. Further, the medical cannabis industry could face a material threat from the pharmaceutical industry, should cannabis displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical cannabis movement. Any inroads the pharmaceutical industry could make in halting or impeding the cannabis industry could have a detrimental impact on our proposed business.

9. Potential USERS OF OUR PROPOSED FACILITIES MAY HAVE DIFFICULTY ACCESSING THE SERVICE OF BANKS, WHICH MAY MAKE IT DIFFICULT FOR THEM TO OPERATE.

Since the use of cannabis is illegal under federal law, there is a compelling argument that banks cannot accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our proposed facility to operate.

10. LAWS AND REGULATIONS AFFECTING THE CANNABIS INDUSTRY ARE CONSTANTLY CHANGING, WHICH COULD DETRIMENTALLY AFFECT OUR PROPOSED OPERATIONS.

Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

11. Our SOLE officer HAS no experience in operating a RELATED CANNABIS BUSINESS, and HE HAS no experience in evaluating the success of SUCH A BUSINESS.

Our sole executive officer, has no experience in operating a cannabis related business. He has no experience in independently developing, manufacturing, marketing, or selling cannabis related services. Due to his lack of experience, our executive officer may make wrong decisions and choices on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

12. We are subject to all governmental rules, laws and regulations relating to the Cannabis industry in the U.S.

Marijuana is a Schedule I controlled substance and is illegal under federal law. Even in those States in which the use of cannabis has been legalized, its use remains a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. If the federal government decides to enforce the Controlled Substances Act in Colorado with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of May 28, 2015, twenty-three States and the District of Columbia allowed its citizens to use Medical Marijuana. Additionally, voters in the States of Colorado, Washington, Oregon and Alaska approved ballot measures in November, 2013 to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the Federal or state governments.

13. Our results of operations may be adversely affected by environmental, health and safety laws, regulations and liabilities.

Our properties subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. We will need to meet a significant number of environmental and other regulations and standards established by various federal, state and local regulatory agencies.

In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. As these regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify our proposed facilities and processes or develop and support new facilities or processes and this will increase our costs. Any failure to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay our production of our services. Any inability to address these requirements and any regulatory changes could have a material adverse effect on our financial condition and operating results.

A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

14. Our management controls a large block of our preferred voting stock that will allow him to control the Company.

As of May 28, 2015, our sole officer/director owned 1,000,000 Voting Preferred Shares, which represents approximately 54.3% of our total voting shares. As a result, our sole officer/director will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)   election of our board of directors;

b)   removal of any of our directors;

c)   amendment of our Articles of Incorporation or bylaws; and

d)   adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership, he has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our sole director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Investors will own a minority percentage of the Company’s common stock and will have minority voting rights. Investors will not have the ability to control either a vote of the Company’s Shareholders or Board of Directors.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING

15. Future sales of shares by existing Controlling stockholders could cause our stock price to decline, FURTHER, Certain shares of our common stock are restricted from immediate resale.

If our existing controlling stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of April 17, 2015 May 28, 2015, we have 42,000,000 common shares issued and outstanding. There are 5,000,000 registered shares freely tradable, without restriction. If in the future, these shareholders decide to sell their shares or if it is perceived that they will be sold, to the extent permitted by the Rules 144 and 701 under the Securities Act, the trading price of our common stock could decline.

We have 42,000,000 restricted shares issued and outstanding. The restricted shares are restricted in accordance with Rule 144, which states that if unregistered, restricted securities are to be sold, a minimum of one year must elapse between the later of the date of acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of those securities in reliance on Rule 144. The Rule 144 restrictive legend remains on the stock until the holder of the stock holds the stock for longer than six months (unless an affiliate) and meets the other requirements of Rule 144 to have the restriction removed. The sale or resale of those shares in the public market, or the market’s expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.

16. We have never declared dividends on our common stock and do not plan to do so in the foreseeable future.

We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.

17. Holders of our common stock have a risk of potential dilution if we issue additional shares of common stock in the future.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

18. We do not have insurance and, therefore, liability we incur could have substantial impact on our ability to continue as a going concern.

We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officers and directors and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the U. S. Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

19. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud and as a result, investors may be misled and lose confidence in our financial reporting and disclosures, and the price of our common stock may be negatively affected.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting. A "material weakness" is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of September 30, 2014 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

20. LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

21. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Because we are a fully reporting company with the SEC, we will incur additional legal, accounting and other expenses. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $20,000 of incremental operating expenses in 2015.

USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DILUTION

The Common Stock to be sold by the selling stockholders is Common Stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DETERMINATION OF OFFERING PRICE

All shares of common stock being offered will be sold by the selling shareholders without our involvement. As a result, the selling shareholders will determine at what price they may sell the offered shares, and these sales may be made at prevailing market prices, if and when a market develops or at privately negotiated prices.

SELLING STOCKHOLDERS

The shares of Common Stock being offered for sale by the selling stockholders hereunder consist of 2,500,000 shares of our Common Stock held by two (2) stockholders. A stockholder acquired these shares by loaning the Company $200,000 through a Convertible Note. A selling stockholder converted the Note, including all principal and interest to 2,500,000 restricted common shares of the Company and privately assigned 1,250,000 shares of the 2,500,000 shares to another selling stockholder.

The selling shareholders are “underwriters” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

The selling stockholders will sell their shares initially at a fixed price of $2.65 per share until and unless a market develops.

The selling stockholders may from time-to-time offer and sell any or all of their shares at the prevailing market, if and when a market develops for the shares or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling shareholders' shares.

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling stockholder as of the date of this Prospectus, the shares of Common Stock covered by this Prospectus that may be disposed of by each of the selling stockholders and the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the U. S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as may be indicated below, no selling stockholders are the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholders are a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

The following table sets forth, with respect to the selling shareholders (i) the number of shares of common stock beneficially owned as of May 28, 2015; (ii) the total percentage of shares beneficially owned prior to the offering; (iii) the maximum number of shares of common stock which may be sold by the selling shareholders under this prospectus; (iv) the number of shares of common stock which will be owned after the offering by the selling shareholders; and (v) the total percentage of shares beneficially owned upon completion of the offering. All shareholders listed below are eligible to sell their shares. The percentage ownerships set forth below are based on 42,000,000 shares outstanding as of the date of this prospectus.

Name of Selling stockholders	Total Number of Shares Beneficially Owned Prior to Offering	Total Percentage of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Total Percentage of Shares Beneficially Owned Upon Completion of Offering

Lakeview Media (1)	1,250,000	2.9%	1,250,000	0	0.0%
Hexon Group Corp. (2)	1,250,000	2.9%	1,250,000	0	0.0%
Total Shares	2,500,000	5.8%	2.500,000	0	0.0%

1) Lakeview Media, a Nevis corporation, P.O. Box 556 Main Street, Charlestown, Nevis. Phil Tang, is the beneficial owner who has the ultimate voting control over the shares held by this entity.

2) Hexon Group Corp., a Marshall Island Company, Trust Company Complex, Ajeltake Road Ajeltake Island, Majuro MH96960 Marshall Islands, Francis McBurney, is the beneficial owner who has the ultimate voting control over the shares held by this entity.

To our knowledge, the selling stockholders, or the beneficial owner of the selling shareholders:

·          other than as noted above, have not had a material relationship with us other than as a stockholder at any time within the past three years; or

·          have never been one of our officers or directors or an officer or director of our predecessors or affiliates

·          are not broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders are underwriters as defined under the Securities Act of 1933. The selling shareholders will sell their shares initially at a fixed price of $2.65 per share until and unless a market develops.

Although our stock is listed on the OTC-BB, there has been very little trading activity. If and when a market develops for our Common Stock, the shares may be sold or distributed from time-to-time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing, if and when a market ever develops for the shares, at the time of sale, at prices related to such prevailing market prices, at negotiated prices, which may be changed. At such time, the distribution of the shares may be effected in one or more of the following methods:

·          ordinary brokers transactions, which may include long or short sales,

·          transactions involving cross or block trades on any securities or market where our common stock is trading,

·          through direct sales to purchasers or sales effected through agents,

·          through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the Common Stock.

PENNY STOCK RULES

The U. S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The Common Stock offered by this Prospectus constitutes penny stock under the Securities and Exchange Act. The Common Stock will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares of Common Stock in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

When a selling stockholders wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling stockholder will also need to comply with state securities laws, also known as "blue sky laws," with regard to secondary sales. All States offer a variety of exemptions from registration of secondary sales. The broker for a selling stockholders will be able to advise the stockholder as to which states have an exemption for secondary sales of our Common Stock.

Any person who purchases shares of our Common Stock from a selling stockholders pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, a selling stockholder will indicate in which state(s) he or she wishes to sell the shares, and such seller's broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 185,000,000 shares of common stock, $0.001 par value per share and 15,000,000 shares of Preferred stock, $0.001 par value per share. As of March 31, 2015 there were 42,000,000 shares of our Common Stock issued and outstanding held by approximately 40 stockholders of record, and 1,000,000 shares of Voting Preferred Stock issued and outstanding held by one stockholder of record.

COMMON STOCK

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights of holders of the Company's Common Stock.

PREFERRED STOCK

We have 1,000,000 shares of Preferred Voting Stock, $0.001 par value per share, issued and outstanding. Each share of Preferred Voting Stock carries the voting power to vote fifty (50) shares of common stock. The shares of Series A Preferred Stock are not redeemable and cannot be converted into Common Shares, unless it is approved by the Board of Directors and agreed upon by the Series A Preferred Shareholders.

DIVIDEND POLICY

We have not paid any cash dividends to stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

WARRANTS

There are no outstanding warrants to purchase our securities.

OPTIONS

There are no outstanding options to purchase our securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

AUDITING MATTER

Our financial statements for the period from our inception on April 26, 2010 to September 30, 2014 (audited) and the unaudited interim period ending March 31, 2015 (unaudited), included in this Prospectus have been audited and reviewed by De Joya Griffith, LLC, an independent registered public accounting firm located at 2580 Anthem Village Drive, Henderson, NV 89052 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law office of Law Offices of Thomas C. Cook, LTD, 8250 W. Charleston Blvd., Suite 120, Las Vegas, NV 89117 has passed upon the validity of the Common Stock offered under this Prospectus.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90-days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon the expiration of the lock-up agreements described below, within any three-month period beginning 90-days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 420,000 shares immediately after our initial public offering, or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

DESCRIPTION OF BUSINESS

History and Organization

The Company was organized April 26, 2010 (Date of Inception) under the laws of the State of Nevada, as General Cleaning and Maintenance. On March 15, 2013, the Company filed a Certificate of Amendment with the Nevada Secretary of State to change its corporate name to: IPOWorld. The original business of the Company was to provide a wide range of janitorial and cleaning services for clients. IPOWorld incorporated MSPR, a Nevada corporation, as a wholly-owned subsidiary of IPOWorld on November 24, 2014. As the Company underwent a change of control and management, it shifted its business to creating a portfolio of real estate properties that service the cannabis industry. The Company business focus includes consulting, construction, property management and land/equipment leasing to licensed cannabis production and processing clients.

Our Business

IPOWorld is focused on creating a portfolio of real estate properties that service the cannabis industry. We are in the business of consulting, construction, property management and land/equipment leasing to licensed cannabis production and processing clients. We do not grow, harvest, distribute, market nor sell cannabis. The company acquires and/or leases properly zoned land and related facilities with the intent to build and/or do leasehold improvements to existing buildings and rent to licensed tenants for their operations. Lessees pay rent and other management fees for the use of our properties, all in compliance with applicable local and state laws and regulations.

The cannabis industry is still concentrated in a few States and lacks recognized regional or national leaders. Those companies that understand the Washington and Colorado business "landscape" have an opportunity to pursue and develop other markets.

We intend to limit our business to states that have approved cannabis use based on the type of usage permitted. There are some states in which we cannot operate. We market our services in states that have regulatory systems in place to license cannabis production and processing. Of these states, we currently consider Washington and Colorado to be our primary target market. Both Washington and Colorado have legalized the recreational use of cannabis. Once we establish our operations in Washington and Colorado, we may seek business opportunities in other states that have approved cannabis.

About IPOWorld

IPOWorld is a single-source, integrated engineering and construction management firm that specializes in build-to-succeed cannabis facilities. We utilize the highest quality components and newest technologies to virtually meet any licensees requirements. Our independent contract team consists of design engineers, licensed contractors, steel building manufacturers, specialty licensed subcontractors and outside consultants. IPOWorld can design, manage and build-out a new or existing building and transform it into a state-of-the-art marijuana growing/processing operation.

The IPOWorld lease and consult model also allows clients to avoid having to seek an equity partner for capitalization and funding of their licensed growing operations. IPOW simply provides state applicant grower/processors with its infrastructure asset in exchange for monthly rental and ongoing management fees.

IPOWorld believes that creating infrastructure alone does not necessarily insure a financially successful operation. As such, the Company provides licensees with access to professional consultants that have extensive hands-on experience as actual commercial cannabis growers, processors and dispensary owners. This access to expert knowledge is an important piece to the potential future success of grower/processor clients.

IPOWorld intends to provide the following consulting services to its licensee production/processing clients:

·Business Planning

·Preparation of Applications for Licensing

·Define Start-up Costs

·Operational Analysis

·Preparation of Operating Plans for Licensing

·Cultivation/Processing Management Software

·Real Estate or Facility Sourcing

·Cultivation Facility Design and Build Out

·Selection of Necessary Equipment

·Select Contractors

·Supervise Build Out

·Point of Sale Systems

·Regulatory and Licensing

·Compliance and Applications

·Develop Business Growth Strategies

·Business Coaching

·Project Management for Outdoor, Greenhouse or Indoor Facilities

·Yield Analysis

·Staffing Requirements

·Financial Projections

·Potential Yield Analysis

·Soil or Growing Medium Management

·Environmental Controls

·Define Integrated Pest Management Systems

·Develop Processing Protocols and Train Employees

·Define Sales and Marketing Strategies

·Develop Branding Program

·Create Public Relations and Social Media Programs

·Training and Education of Staff

·Set up Tracking Systems

·Define Security Systems

·Set up Accounting System

·Create Employees Handbook

Overview of the Market

As of February 2014, four (4) States, Washington, Colorado, Oregon and Alaska, have legalized the recreational use of marijuana. Additionally, twenty three (23) States and the District of Columbia have enacted laws legalizing medical use of marijuana (including recreational states), while six more states are considering similar measures. According to the latest Gallop Poll, for the first time in history a majority (58%) of U.S. citizens believe marijuana use for both medical and recreational purposes should be legalized.

At present, there are over one million registered holders of medical marijuana cards in the United States. The average medical marijuana user spends approximately $2,000 a year.

Funding

With the $200,000 funding we received on September 30, 2014, we are now in the process of building a cannabis cultivation facility in Olympia, Washington. Construction of the facility is underway. The cannabis grower/processor has permission from the local and state authorities in the State of Washington to build up to a 10,000 square foot cannabis cultivation facility. They have applied for a Tier II cannabis license that requires that their facility be built and then inspected before a final cultivation/processing license is issued. This 10,000 sq. ft. facility is located on a 65 acre parcel of land. Once the facility is completed and final inspection is approved by the State of Washington, we expect our fees to complete the facility and provide consulting will range between $350,000 to $400,000. If this materializes, this will generate for the Company between $150,000 to $200,000 in profit. After the final license has been issued and we receive our construction/consulting fees, we plan to expand our operations. We have identified a larger construction site in Elma, Washington to build a state of the art Co-location Facility for additional grower/processors to conduct their business.

MSPR Subsidary

IPOWorld incorporated MSPR, a Nevada corporation, as a wholly-owned subsidiary of IPOWorld on November 24, 2014. It is management's intentions that the subsidiary act as a separate entity that provides security and protection services for IPOWorld's and other businesses operations. The subsidiary will be a distinct company with different financial, investment and operating characteristics so that each company can adopt their own business strategies and objectives tailored to their respective markets.

Competition

Our competitors have substantially greater financial, technical, and marketing resources than we do and may succeed in developing products that would render our services obsolete or noncompetitive. In addition, many of these competitors have significantly greater experience than we do in their respective fields. Our ability to compete successfully will depend on our ability to develop proprietary products that reach the market in a timely manner and are technologically superior to, and/or are less expensive than, other products/services on the market. Current competitors or other companies may develop technologies and services that are more effective than ours. Our technologies and services may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors. The existing approaches of our competitors or new approaches or technology developed by our competitors may be more effective than those developed by us.

IPOWorld's Funding Requirements

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

We do not have any trademarks, patents, or other intellectual property. We plan to rely on trade secrets, technical know-how, and continuing invention to develop and maintain our competitive position. We will take security measures to protect our trade secrets, proprietary know-how and technologies, and confidential data and continue to explore further methods of protection. Our policy is to execute confidentiality agreements with our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property.

Effect of Government Regulation on Business

Marijuana is a Schedule I controlled substance and is illegal under federal law. Even in those States in which the use of cannabis has been legalized, its use remains a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. If the federal government decides to enforce the Controlled Substances Act in Colorado with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of May 28, 2015, twenty-three (23) States and the District of Columbia allowed its citizens to use Medical Marijuana. Additionally, voters in the states of Colorado, Washington, Oregon and Alaska approved ballot measures last November to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the Federal or state governments.

Despite the Obama administration’s statements, the Department of Justice has stated that it will continue to enforce the Controlled Substance Act with respect to marijuana in regulated states to prevent:

·          the distribution of marijuana to minors;

·          criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;

·          the diversion of marijuana from states where it is legal under state law to other states;

·          state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

·          violence and the use of firearms in the cultivation and distribution of marijuana;

·          driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;

·          the growing of marijuana on public lands; and

·          marijuana possession or use on federal property.

In the future we may be subject to additional laws, regulations, policies, approvals and the like of federal, state, local, municipal, foreign and other bodies.

Compliance With Environmental Laws

We seek to comply with all applicable statutory and administrative requirements concerning environmental quality. We are required to comply with environmental compliance and protection. Expenditures for compliance with environmental laws have not had, and are not expected to have, a material effect on our capital expenditures, results of operation or competitive position.

Description Of Property

Our offices are currently located at 3472 Research Pkwy #104, Colorado Springs CO 80920. Our telephone number is (719) 445-1234. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

IPOWorld Common Stock, $0.001 par value, can be found on the OTC-Bulletin Board under the symbol: IPOW.

There have been limited trades of the Company's stock since its listing on July 5, 2012. There are no assurances that a market will ever develop for the Company's stock.

Year ended September 30, 2015	High	Low
First Quarter, ending December 31, 2014	$6.75	$1.14
Second Quarter, ending March 31, 2015	$4.75	$1.05

Year ended September 30, 2014	High	Low
First Quarter	$0.76	$0.41
Second Quarter	$0.65	$0.78
Third Quarter	$1.00	$0.40
Fourth Quarter	$3.58	$0.30

Year ended September 30, 2013	High	Low
First Quarter	$0.25	$0.20
Second Quarter	$0.75	$0.51
Third Quarter	$0.50	$0.40
Fourth Quarter	$0.80	$0.53

TRANSFER AGENT

We have retained Quicksilver Stock Transfer, Inc., 6623 Las Vegas Blvd. South, #255, Las Vegas, NV 89119, as our authorized stock transfer agent. The Quicksilver telephone number is (702) 629-1883.

HOLDERS

As of May 28, 2015, we had 42,000,000 shares of our Common Stock issued and outstanding held by approximately 40 holders of record.

The selling stockholders are offering hereby up to 2,500,000 shares of common stock that they will sell their shares initially at a fixed price of $2.65 per share until and unless a market develops.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

REGISTRATION RIGHTS

We have not granted registration rights to any of our stockholders.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered herein. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the registration statement, including exhibits, filed as a part thereof. Statements in this Prospectus as to the contents of any document filed as an exhibit to the registration statement, set forth the material terms of such document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are currently subject to the informational requirements of the Exchange Act. In accordance therewith, we are required to file quarterly and annual reports and other information with the SEC. The registration statement, reports and other information, including the exhibits and schedules thereto, may be inspected at the Public Reference Room of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's website at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

 RESULTS OF OPERATIONS

Results of Operations for the year ended September 30, 2014 and six months ending March 31, 2015

Since our inception on April 26, 2010 through March 31, 2015, we generated no revenues. We do not anticipate earning any significant revenues in the next 12-18 months.

For the fiscal year ending September 30, 2014 (audited), we experienced a net loss of $(46,317) as compared to a net loss of $11,600 for the same period last year. The net loss for the year ending September 30, 2014 was attributed to audit fees of $9,750 as compared to audit fees of $11,600 for the same period last year; general & administrative fees of $8,317 as compared to $0 of general and administrative fees for the same period last year, and legal fees of $8,250 as compared to $0 for the same period last year. We had cash and cash equivalents of $109,621 as of September 30, 2014 and a prepaid accounting expense of $0, as compared to cash and cash equivalents of $0 and a prepaid expense of $1,500 for the same period last year. As of the fiscal year ended September 30, 2014, we had no liabilities, as compared to no liabilities for the same period last year. In our September 30, 2014 and 2013 year-end financials, our auditor issued an opinion that our financial condition raises substantial doubt about the Company's ability to continue as a going concern.

The Company used net cash in operations of $(44,817) and $(18,350) during the fiscal years ended September 30, 2014 and 2013, and $(115,293) from inception (April 26, 2010) to September 30, 2014, respectively. The Company generated cash of $206,600 and $12,075 from financing activities during the fiscal years ended September 30, 2014 and 2013 respectively.

For the six months ending March 31, 2015 (unaudited), our expenses were $39,214,932, which represented audit fees of $7,750, general and administrative fees of $34,182, related party consulting fees of $22,000 and consulting-stock based compensation related party of $39,151,000. This compares to expenses of $6,250 of which all $6,250 were for audit fees for the six months ending March 31, 2015. We experienced a net loss of $39,214,932 or a net loss per share of $0.98 for the six months ending March 31, 2015 as compared to a net loss of $6,250 or a net loss per share of $0.00 for the six months ending March 31, 2014. We anticipate our operating expenses will increase as we enhance our operations.

For the three months ending March 31, 2015 (unaudited), our expenses were $9,425 which represented audit fees of $7,000, and general and administrative fees of $2,425. This compares to expenses of $1,750 of which $1,750 were for audit fees for the three months ending March 31, 2014. We experienced a net loss of $(9,425) or a net loss per share of $0.00 for the three months ending March 31, 2015 as compared to a net loss of $1,750 or a net loss per share of $0.00 for the three months ending March 31, 2014. We anticipate our operating expenses will increase as we enhance our operations.

Revenues

The Company has generated no revenues since its inception. As of March 31, 2015, the Company had an unaudited accumulated deficit of $(39,505,824). There can be no assurances that the Company can achieve or sustain profitability or that the Company's operating losses will not increase in the future.

Going Concern

Our independent auditors included an explanatory paragraph in their report on the September 30, 2014 audited financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and our ability to achieve and maintain profitable operations.

Therefore, management plans to raise equity capital to finance the operating and capital requirements of the Company. While the Company is devoting its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

LIQUIDITY AND CAPITAL RESOURCES

The Company is authorized to issue 185,000,000 shares of its $0.001 par value common stock and 15,000,000 shares of its $0.001 par value preferred stock. As of May 28, 2015, the Company has 42,000,000 shares of common stock issued and outstanding and 1,000,000 of its Series A Preferred Voting Shares issued and outstanding. As of March 31, 2015, the Company had $97,851 in current assets and no current liabilities.

The Company has limited financial resources available, which has had an adverse impact on the Company's liquidity, activities and operations. In order for the Company to remain a Going Concern it will need to find additional capital or generate revenues. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to the Company, or at all.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

and Corporate Governance

The following table sets forth the names and ages of the current director and executive officer of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Position & Offices Held

Edward Heckerson	47	Chief Executive Officer/Director Chief Accounting Officer

Our director holds office until the next annual meeting of stockholders of the Company and until his successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity.

Set forth below is a brief description of the background and business experience of our officers and directors.

Edward Heckerson, Chief Executive Officer, Chief Accounting Officer, Director

Mr. Heckerson brings to IPOWorld his experience in running a fully reporting company that was cleared for quotation on the OTC-BB. From January 28, 2006 through April 15, 2009, he was the Principal Executive Officer of AirtimeDSL. On or about April 15, 2009, the company was acquired by Clear-Lite, Inc., and Mr. Heckerson stepped-down as Principal Executive Officer.

2009 to Present, Independent Business Consultant, helping companies market their services.

January 2006 to 2009 - AirtimeDSL - Director

January 2002 to November 2006 – Airtime Wireless, Inc. – President

September 1999 to August 1999 - Independent Communications Consultant

Education:

Bonita High School, San Dimas, CA - Graduated, 1986

Attended Colorado State University, Fort Collins, CO

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

(1)   The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2)   The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participate in the consideration of director nominees and the board and the company are so small.

(3)   The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4)   The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5)   The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6)   The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7)   There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8)   The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Board of Directors

Our board of directors consists of only one member, Edward Heckerson, who serves one-year terms without any compensation.

Term of Office

Our director was appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until the next annual meeting of the board of directors and until such officer's successor shall have been elected and qualified subject to earlier resignation or removal by the board.

 Audit Committee

The company does not presently have an Audit Committee. The one member of the Board sits as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

(1) The registrant has no standing audit, nominating and compensation committees of the

Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2) The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participates in the consideration of director nominees and the board and the company are so small.

(3) The members of the Board who act as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4) The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5) The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6) The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7) There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8) The nominating committee's process for identifying and evaluation of nominees for director,

including nominees recommended by security holders, is to find qualified persons willing to serve with clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

 Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us for the Company's last completed fiscal year in all capacities for the accounts of our executives.

Compensation

Summary Compensation Table

		Year
	Principal	Ending	Salary	Bonus	Awards	Compensation	Total
Name	Position	Sept 30,	($)	($)	($)	($)	($)

Theo Baldi	Former CEO	2014	0	0	0	0	0
Appointed 2/11/13		2013	0	0	0	0	0
Resigned 2/15/14

Edward Heckerson	CEO	2014	0	0	0	39,151,000 (1)	39,151,000
Appointed 2/15/14

(1)   On October 17, 2014, the Company agreed to issue 1,000,000 unregistered restricted Preferred Voting Stock, which carries a voting weight equal to fifty (50) Common Shares and 14,500,000 restricted common shares to Edward Heckerson for his services provided during the quarter ended December 31, 2014, which include but are not limited to: corporate guidance, operations, regulatory compliance and the seeking and successful acquisition of Company financing. The common shares were valued at the fair market value of $2.70 per share as on the date of issuance for a total value of $39,150,000 and preferred shares were valued for $1,000, based on $0.001 par value of preferred stock.

We do not maintain key-man life insurance for our executive officer/director. We do not have any long-term compensation plans, stock option plans or employment agreements with our executive officers/directors.

We do not maintain key-man life insurance for our executive officer/director. We do not have any long-term compensation plans or stock option plans.

As of the date hereof, there have been no grants of stock options to purchase our Common Stock made to the executive officer named in the Summary Compensation Table.

There have been no awards made to the named executive officer under any long term incentive plan.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to our two directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on May 28, 2015 relating to those persons known to beneficially own more than 5% of our capital stock and by our named Executive Officer and Directors.

Beneficial ownership is determined in accordance with the rules of the U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after May 28, 2015 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of IPOWorld common stock. The Company does not have any outstanding options, warrants, preferred shares or other securities exercisable for or convertible into shares of its common stock.

Shares Beneficially Owned					% of Total Voting Power(1)
	Common		Voting Preferred
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Edward Heckerson(2)	0	0%	1,000,000	100%	54.3%

All executive officers and directors as a group (1 person)	0	0%	1,000,000	100%	54.3%

Other 5% Stockholders

MOBO Family Trust(3)	14,500,000	34.5%	0	0%	15.7%

ESE Group, LLC (4)	13,000,000	30.9%	0	00%	14.1%	-

1) Percentage of total voting power represents voting power with respect to all shares of our common stock (42,000,000 issued and outstanding) and Preferred Voting Stock (1,000,000 shares issued and outstanding), as a single class. The holders of our Preferred Voting Stock are entitled to fifty (50) votes per share, and holders of our common stock are entitled to one vote per share. The 1,000,000 Preferred Voting Shares have voting rights equal to 50,000,000 common shares. Percentage of Total Voting Power is calculated based on an aggregate of 92,000,000 (42,000,000 Common + 50,000,000 Preferred Voting Rights) shares issued and outstanding.

2) Edward Heckerson, 3472 Research Pky #104, Colorado Springs CO 80920. This number does not include the 13,000,000 common shares owned by ESE Group, LLC that is owned and controlled by an immediate family member of Mr. Heckerson.

3) MOBO Family Trust, 500 N Rainbow, Suite 300 Las Vegas NV 89107 Lauren Metzger, is the Trustee who exercises the sole voting and dispositive powers with respect to the shares owned and has the ultimate voting control over the shares held this entity.

4) ESE Group, LLC, 120 State Ave. NE, PMB 268, Olympia, WA 98501. Marlena Niemann is the beneficial owner who exercises the sole voting and dispositive powers with respect to the shares owned and has the ultimate voting control over the shares held this entity.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the U. S. Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60-days, such as options or warrants to purchase our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Through a Board Resolution, the Company hired the professional services of De Joya Griffith, LLC, an independent registered public accounting firm, to perform audited financials for the Company. De Joya Griffith, LLC owns no stock in the Company. The company has no formal contracts with its accountants, as they are paid on a fee for service basis.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the consolidated financial statements and, accordingly, have not been reflected therein.

The officer/director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify our director and officer against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of IPOWorld filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

FINANCIAL STATEMENTS

IPOWorld Financials

September 30, 2014

(audited)

March 31, 2015

(unaudited)

Page
Year ended September 30, 2014 financials (audited):

Independent Auditor's Report	F-1a
Balance Sheets	F-2a
Statements of Operations	F-3a
Statement of Stockholders' Equity	F-4a
Statements of Cash Flows	F-5a
Notes to Financials	F-6a

Quarter ended March 31, 2015 financials (unaudited):

Balance Sheets	F-1b
Statements of Operations	F-2b
Statements of Cash Flows	F-3b
Notes to Financials	F-4b

DeJoya Griffith

Certified Public Accountants and Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

IPOWorld

We have audited the accompanying consolidated balance sheets of IPOWorld (the “Company”) as of September 30, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. IPOWorld’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IPOWorld as of September 30, 2014 and 2013 and the consolidated result of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

January 13, 2015

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

www.dejoyagriffith.com

F-1a

IPOWorld

(formerly General Cleaning and Maintenance)

Consolidated Balance Sheets

(Audited)

	September 30, 2014	September 30, 2013
ASSETS
Current assets:
Cash	$ 109,621	$ -
Prepaid expense	-	1,500
Construction in progress	52,162	-
Total current assets	161,783	1,500

TOTAL ASSETS	$ 161,783	$ 1,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Convertible note, net of unamortized discount of $200,000	$ -	$ -
Total current liabilities	-	-

TOTAL LIABILITIES	-	-

Stockholders' equity:
Preferred stock, $0.001 par value, 15,000,000	-	-
and nil shares authorized as of 9/30/2014 and
9/30/2013, respectively. Nil and nil shares
Common stock, $0.001 par value, 185,000,000 and	25,000	25,000
75,000,000 shares authorized, 25,000,000
and 25,000,000 shares outstanding as of
9/30/2014 and 9/30/2013, respectively
Additional paid-in capital	227,675	21,075
Accumulated deficit	(90,892)	(44,575)
Total stockholders' equity	161,783	1,500
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 161,783	$ 1,500

The accompanying notes are an integral part of these consolidated financial statements.

F-2a

IPOWorld

(formerly General Cleaning and Maintenance)

Consolidated Statements of Operations

(Audited)

	For the year ended September 30, 2014	For the year ended September 30, 2013
Revenue	$ -	$ -

Expenses:
Auditing fees	9,750	11,600
General & administrative	8,317	-
Legal fees	8,250	-
Consulting-related party	20,000	-
Total expenses	46,317	11,600

Net loss	$ (46,317)	$ (11,600)

Weighted average number of common
shares outstanding-basic	25,000,000	25,000,000

Net loss per share-basic	$ (0.00)	$ (0.00)

The accompanying notes are an integral part of these consolidated financial statements.

F-3a

IPOWorld

(formerly General Cleaning and Maintenance)

Consolidated Statement of Stockholders’ Equity

(Audited)

							Total
	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, September 30, 2012	-	$ -	25,000,000	$ 25,000	$ 9,000	$ (32,975)	$ 1,025

Contributed capital (cash)	-	-	-	-	12,075	-	12,075

Net (loss)	-	-	-	-	-	(11,600)	(11,600)

Balance, September 30, 2013	-	-	25,000,000	25,000	21,075	(44,575)	1,500

Contributed capital (cash)	-	-	-	-	6,600	-	6,600

Beneficial conversion feature of Lakeview Media note	-	-	-	-	200,000	-	200,000

Net (loss)	-	-	-	-	-	(46,317)	(46,317)

Balance, September 30, 2014	-	$ -	25,000,000	$ 25,000	$ 227,675	$ (90,892)	$ 161,783

The accompanying notes are an integral part of these consolidated financial statements.

F-4a

IPOWorld

(formerly General Cleaning and Maintenance)

Consolidated Statements of Cash Flows

(Audited)

	For the year ended September 30, 2014	For the year ended September 30, 2013
OPERATING ACTIVITIES
Net loss	$ (46,317)	$ (11,600)
Changes in operating assets and liabilities:

Increase (decrease) in accounts payable	-	(5,250)
(Increase) in prepaid expense	1,500	(1,500)
Net cash used by operating activities	(44,817)	(18,350)

INVESTING ACTIVITIES
(Increase) in construction in progress	(52,162)	-
Net cash used in investing activities	(52,162)	-

FINANCING ACTIVITIES
Proceeds from convertible note	200,000	-
Contributed capital	6,600	12,075
Net cash provided by financing activities	206,600	12,075

NET INCREASE (DECREASE) IN CASH	109,621	(6,275)
CASH - BEGINNING OF THE PERIOD	-	6,275
CASH - END OF THE PERIOD	$ 109,621	$ -

SUPPLEMENTAL DISCLOSURES:
Interest paid	-	-
Income taxes paid	-	-
Non-cash transactions	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-5a

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

September 30, 2014

(Audited)

NOTE 1. General Organization and Business

The Company was organized on April 26, 2010 (Date of Inception) under the laws of the State of Nevada, as General Cleaning and Maintenance. On February 13, 2013, the Company changed its name from General Cleaning and Maintenance to IPOWorld. Concurrently, it also increased its authorized shares of common stock from 75,000,000 to 185,000,000 shares of common stock, par value $0.001, and added the authorization for up to 15,000,000 shares of preferred stock, par value $0.001.

IPOWorld incorporated MSPR, a Nevada corporation, as a wholly-owned subsidiary of IPOWorld on November 24, 2014. It is management's intention that the subsidiary act as a separate entity that provides security and protection services for IPOWorld's and other businesses operations. The subsidiary will be a distinct company with different financial, investment and operating characteristics so that each company can adopt their own business strategies and objectives tailored to their respective markets.

NOTE 2. Summary of Significant Accounting Policies

Basis of Accounting

The basis is United States generally accepted accounting principles.

Cash and cash equivalents

The Company considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2014 and 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash because they are short term in nature and their carrying amounts approximate fair values.

F-6a

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

September 30, 2014

(Audited)

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

The fair value measurements of the Company’s financial instruments at September 30, 2014 and 2013 were as follows:

	Level 1	Level 2	Level 3
September 30, 2014
Cash and cash equivalents	$109,621	-	-

September 30, 2013
Cash and cash equivalents	$ -	-	-

Prepaid expense

During the year ended September 30, 2014, the Company prepaid for construction that was in progress but not yet completed in the amount of $52,162. This construction is expected to be completed during 2015.

Revenue recognition

The Company recognizes revenue in accordance with ASC 605-10-599 which requires that all of the following conditions are satisfied: (1) there is a persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company recognizes revenue from services at the time the services have been rendered to the customers. The Company did not realize any revenues from Inception on April 26, 2010 through September 30, 2014.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

F-7a

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Financial Statements

September 30, 2014

(Audited)

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the consolidated financial statements.

Year-end

The Company has selected September 30 as its year-end.

Advertising

Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

NOTE 3. - Going concern

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 4. - Stockholders' Equity and Contributed Capital

The Company is authorized to issue 15,000,000 preferred shares at par value $0.001 and 185,000,000 common shares at par value $0.001. On February 13, 2013, the Company increased the authorized stock of the company from 75,000,000 shares to 185,000,000 common shares at par value $0.001 and 15,000,000 preferred shares at par value $0.001 for total authorized shares of 200,000,000.

F-8a

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

September 30, 2014

(Audited)

NOTE 4. - Stockholders' Equity and Contributed Capital (Continued)

During the year ended September 30, 2013, an officer of the company contributed capital of $12,075 to pay for audit fees.

During the year ended September 30, 2014, an officer of the company contributed capital of $6,600 to pay for audit fees.

There have been no issuances of stock options or warrants.

NOTE 5. Related Party Transactions

On December 13, 2012, an officer of the company contributed capital of $4,075 to pay for audit fees.

On February 4, 2013, an officer of the company contributed capital of $2,000 to pay for review fees.

On July 3, 2013, an officer of the company contributed capital of $6,000 to pay for review fees.

On November 4, 2013, an officer of the company contributed capital of $3,000 to pay for audit fees.

On February 18, 2014, an officer of the company contributed capital of $1,750 to pay for review fees.

On May 12, 2014, an officer of the company contributed capital of $1,750 to pay for review fees.

On September 19, 2014, an officer of the company contributed capital of $100 to provide working capital.

F-9a

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

September 30, 2014

(Audited)

NOTE 5. Related Party Transactions (Continued)

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the consolidated financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of September 30, 2014, the Company had net loss carry forwards of $90,892 that may be available to reduce future years' taxable income through 2013. Future tax benefits which may arise as a result of these losses have not been recognized in these consolidated financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net loss carry forwards will begin to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2014 and 2013:

	2014	2013
Deferred tax assets:
Net operating loss carry forward	$ 90,892	$ 44,575

Total deferred tax assets	31,812	15,601
Less: valuation allowance	(31,812)	(15,601)
Net deferred tax assets	$ -	$ -

F-10a

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

September 30, 2014

(Audited)

The valuation allowance for deferred tax assets as of September 30, 2014, was $(31,812), as compared to $(15,601) as of September 30, 2013. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2014.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate (35.0%)

Valuation reserve 35.0%

Total -%

NOTE 7. Operating Leases and Other Commitments

The Company has no leases. The Company is in the process of building a cannabis cultivation facility in Olympia, Washington. Construction of the facility is underway, and the Company paid for construction in progress of $52,162. The cannabis licensee has permission from the local and state authorities in the State of Washington to build up to a 10,000 square foot cannabis cultivation facility. They have applied for a Tier II cannabis license that requires that their facility be built and then inspected before a final cultivation/processing license is issued. This 10,000 sq. ft. facility is located on a 65 acre parcel of land owned by the Licensee. Once the facility is completed and final inspection is approved by the State of Washington, the Company expects to receive its fees for completion of the facility and providing consulting services.

NOTE 8. Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's consolidated financial position and results of operations except the following:

On June 10, 2014, accounting principles generally accepted in the United States were amended to remove the definition of a development stage entity thereby removing the financial reporting distinction between development stage entities and other reporting entities.  In addition, the amendments eliminate the requirements for the Company to present inception-to-date information and to label the financial statements as those of a development stage entity.  The amendments are effective for the Company’s financial statements as of December 31, 2016, and interim periods therein; however, early application of each of the amendments is permitted for any reporting period.  The Company has adopted the amendments and no longer presents inception-to-date information in the statement of operations, statement of stockholders' equity, and statement of cash flows.  In addition, the financial statements will no longer be labeled as those of a development stage entity.

F-11a

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

September 30, 2014

(Audited)

NOTE 9 - SUBSEQUENT EVENTS

On October 17, 2014, the Company agreed to issue 1,000,000 unregistered restricted Preferred Voting Stock, which carries a voting weight equal to fifty (50) Common Shares and 14,500,000 restricted common shares to Edward Heckerson for his services, which include but are not limited to: corporate guidance, operations, regulatory compliance and the seeking and successful acquisition of Company financing. The shares were valued $15,500.00, based on $0.001 par value.

On October 17, 2014, the Company designated a class of its Preferred Voting Stock, par value $0.001. One Million (1,000,000) Preferred Voting Stock were authorized. The Preferred Voting Stock carry a voting weight equal to fifty (50) Common Shares. The shares of the Preferred Voting Stock are not redeemable and cannot be converted into Common Shares, unless it is approved by the Board of Directors and agreed upon by the Preferred Voting Shareholders.

On November 14, 2014, IPOWorld with the approval of the Board of Directors agreed to issue 2,500,000 unregistered restricted common shares to satisfy a Convertible Note debt obligation of $200,000 between the Company and Lakeview Media, a Nevis corporation. The Company entered into the Convertible Note with Lakeview Media on September 30, 2014. The debt holder agreed to tender their original note, marked satisfied, upon the issuance of 2,500,000 IPOWorld restricted common shares. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

F-12a

IPOWorld

(formerly General Cleaning and Maintenance)

Consolidated Balance Sheets

(Unaudited)

	March 31, 2015	September 30, 2014
ASSETS
Current assets:
Cash	$ 401	$ 109,621
Construction in progress	97,450	52,162
Total current assets	97,851	161,783

TOTAL ASSETS	$ 97,851	$ 161,783

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity:
Preferred stock, $0.001 par value, 15,000,000 shares	$ 1,000	$ -
authorized. 1,000,000 and nil shares issued and outstanding
as of 3/31/2015 and 9/30/2014, respectively
Common stock, $0.001 par value, 185,000,000 shares	42,000	25,000
authorized, 42,000,000 and 25,000,000 shares issued and
outstanding as of 3/31/2015 and 9/30/2014, respectively
Additional paid-in capital	39,560,675	227,675
Accumulated deficit	(39,505,824)	(90,892)
Total stockholders' equity	97,851	161,783
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 97,851	$ 161,783

The accompanying notes are an integral part of these consolidated financial statements.

F-1b

IPOWorld

(formerly General Cleaning and Maintenance)

Consolidated Statements of Operations

(Unaudited)

	For the three months ended March 31, 2015	For the three months ended March 31, 2014	For the six months ended March 31, 2015	For the six months ended March 31, 2014
Revenue	$ -	$ -	$ -	$ -

Expenses:
Auditing fees	7,000	1,750	7,750	6,250
General & Administrative	2,425	-	34,182	-
Consulting-related party	-	-	22,000	-
Consulting-stock based compensation related party	-	-	39,151,000	-
Total expenses	9,425	1,750	39,214,932	6,250

Net operating loss	(9,425)	(1,750)	(39,214,932)	(6,250)

Other (expense)
Interest expense	-	-	(200,000)	-
Total other expense	-	-	(200,000)	-

Net loss	$ (9,425)	$ (1,750)	$(39,414,932)	$ (6,250)

Weighted average number of common
shares outstanding- basic	42,000,000	25,000,000	40,120,879	25,000,000

Net loss per share - basic	$ (0.00)	$ (0.00)	$ (0.98)	$ (0.00)

The accompanying notes are an integral part of these consolidated financial statements.

F-2b

IPOWorld

(formerly General Cleaning and Maintenance)

Consolidated Statements of Cash Flows

(Unaudited)

	For the six months ended March 31, 2015	For the six months ended March 31, 2014
OPERATING ACTIVITIES
Net loss	$ (39,414,932)	$ (6,250)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services-related party	39,151,000	-
Interest expense	200,000	-
Changes in operating assets and liabilities:
Decrease in prepaid expense	-	1,500
Net cash used in operating activities	(63,932)	(4,750)

INVESTING ACTIVITIES
Increase in construction in progress	(45,288)	-
Net cash used in investing activities	(45,288)	-

FINANCING ACTIVITIES
Contributed capital	-	4,750
Net cash provided by financing activities	-	4,750

NET DECREASE IN CASH	(109,220)	-
CASH - BEGINNING OF THE PERIOD	109,621	-
CASH - END OF THE PERIOD	$ 401	$ -

SUPPLEMENTAL DISCLOSURES:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

Non cash investing and financing activities:
Shares issued in settlement of debt	$ 200,000	$ -

The accompanying notes are an integral part of these consolidated financial statements.

F-3b

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

March 31, 2015

(Unaudited)

NOTE 1. - FINANCIAL STATEMENTS

The Company was organized on April 26, 2010 (Date of Inception) under the laws of the State of Nevada, as General Cleaning and Maintenance. On February 13, 2013, the Company changed its name from General Cleaning and Maintenance to IPOWorld. Concurrently, it also increased its authorized shares of common stock from 75,000,000 to 185,000,000 shares of common stock, par value $0.001, and added the authorization for up to 15,000,000 shares of preferred stock, par value $0.001.

IPOWorld incorporated MSPR, a Nevada corporation, as a wholly-owned subsidiary of IPOWorld on November 24, 2014. It is management's intention that the subsidiary act as a separate entity that provides security and protection services for IPOWorld's and other businesses operations. The subsidiary will be a distinct company with different financial, investment and operating characteristics so that each company can adopt their own business strategies and objectives tailored to their respective markets.

The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2015 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's September 30, 2014 audited consolidated financial statements filed therewith along with the Form 10-K Annual Report. Operating results for the six months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the year ending September 30, 2015.

NOTE 2. - GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has an accumulated deficit since inception of $39,505,824. The Company has not generated any revenues to date, and its ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's products, to provide financing for marketing and promotion and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

F-4b

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

March 31, 2015

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3. - SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies are listed below.

Basis of Accounting

The basis is United States generally accepted accounting principles.

Principles of Consolidation

The consolidated financial statements include the accounts and operations of IPOWorld and its wholly owned subsidiary, MSPR Corp. As of March 31, 2015, MSPR Corp. had no operations to report.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Earnings (Loss) Per Share Calculations

The Company follows ASC Topic 260 to account for the earnings (loss) per share. Basic earnings (loss) per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Construction in Progress (CIP)

The Company follows ASC Topic 360 to capitalize assets. Further, ASC 360-10-45-14 states that a long-lived asset classified as held for sale (but not qualifying for presentation as a discontinued operation in the statement of financial position in accordance with paragraph 205-20-45-10) shall be presented separately in the statement of financial position of the current period. The assets and liabilities of a disposal group classified as held for sale shall be presented separately in the asset and liability sections, respectively, of the statement of financial position. Those assets and liabilities shall not be offset and presented as a single amount. The major classes of assets and liabilities classified as held for sale shall be separately presented on the face of the statement of financial position or disclosed in the notes to financial statements.

F-5b

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

March 31, 2015

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2015 and 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Advertising

Advertising costs are expensed when incurred. The Company has not incurred any advertising expenses since inception.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end

The Company's fiscal year-end is September 30.

Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

F-6b

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

March 31, 2015

NOTE 4. - STOCKHOLDERS' EQUITY

The Company is authorized to issue 15,000,000 preferred shares at par value $0.001 and 185,000,000 common shares at par value $0.001. On February 13, 2013, the Company increased the authorized stock of the company from 75,000,000 shares to 185,000,000 common shares at par value $0.001 and 15,000,000 preferred shares at par value $0.001 for total authorized shares of 200,000,000.

On October 17, 2014, the Company agreed to issue 1,000,000 unregistered restricted Preferred Voting Stock, which carries a voting weight equal to fifty (50) Common Shares and 14,500,000 restricted common shares to Edward Heckerson for his services provided during the quarter ended December 31, 2014, which include but are not limited to: corporate guidance, operations, regulatory compliance and the seeking and successful acquisition of Company financing. The common shares were valued at the fair market value of $2.70 per share as on the date of issuance for a total value of $39,150,000 and preferred shares were valued for $1,000, based on $0.001 par value of preferred stock.

On October 17, 2014, the Company designated a class of its non convertible Preferred Voting Stock, par value $0.001. One Million (1,000,000) Preferred Voting Stock were authorized. The Preferred Voting Stock carry a voting weight equal to fifty (50) Common Shares. The shares of the Preferred Voting Stock are not redeemable and cannot be converted into Common Shares, unless it is approved by the Board of Directors and agreed upon by the Preferred Voting Shareholders.

On November 14, 2014, IPOWorld with the approval of the Board of Directors agreed to issue 2,500,000 unregistered restricted common shares at an agreed value of $ 0.08 per share to satisfy a Convertible Note debt obligation of $200,000 between the Company and Lakeview Media, a Nevis corporation. The Company entered into the Convertible Note with Lakeview Media on September 30, 2014. The debt holder agreed to tender their original note, marked satisfied, upon the issuance of 2,500,000 IPOWorld restricted common shares and the debt discount calculated under the embedded beneficial conversion feature of $200,000 was entirely amortized and recorded as interest expense as at December 31, 2014. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

There have been no issuances of stock options or warrants.

F-7b

IPOWorld

(formerly General Cleaning and Maintenance)

Notes to Consolidated Financial Statements

March 31, 2015

NOTE 5. RELATED PARTY TRANSACTIONS

On October 17, 2014, the Company agreed to issue 1,000,000 unregistered restricted Preferred Voting Stock, which carries a voting weight equal to fifty (50) Common Shares and 14,500,000 restricted common shares to Edward Heckerson for his services provided during the quarter ended December 31, 2014, which include but are not limited to: corporate guidance, operations, regulatory compliance and the seeking and successful acquisition of Company financing. The common shares were valued at the fair market value of $2.70 per share as of the date of issuance for a total value of $39,150,000 and preferred shares were valued for $1,000, based on $0.001 par value of preferred stock.

During the six months ended March 31, 2015, the Company paid a related party $22,000 for consulting expenses related to the coordination of construction services currently in progress. This related party entity is controlled by an officer of the Company.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 - CONSTRUCTION IN PROGRESS

The Company is in the process of preparing a site for turn-key opening by its client for use as a medical marijuana establishment. As of March 31, 2015, the Company has capitalized $97,450 for work in progress at this site.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2015 through the date the financial statements are issued, and has determined that no such events have occurred.

F-8b

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13 Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering of the Common Stock included in this registration statement:

U.S. Securities and Exchange Commission Registration Fee	$770
Legal Fees and Miscellaneous Expenses*	$10,000
Audit Fees*	$2,000
Transfer Agent Fees*	$150
Printing*	$50

Total Expenses	$12,970

*Estimated expenses

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14 Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, unless modified by a corporation's articles of incorporation, a director is not liable to a corporation, its stockholders or creditors for damages unless the director's action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity. Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

Our bylaws further provide that discretionary indemnification may be authorized (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (c) by independent legal counsel in a written opinion (i) if ordered by a majority vote of disinterested directors or (ii) if a quorum of disinterested directors cannot be obtained.

Item 15 Recent Sales of Unregistered Securities

In September, 2014, we entered into a Convertible Note with Lakeview Media. Lakeview Media loaned the Company $200,000. Under the terms of the Note, Lakeview Media, at any time, could convert the principal and interest for 2,500,000 restricted common shares of the Company. Lakeview Media decided to convert the loan to 2,500,000 restricted common shares. In a private transaction, Lakeview Media independently assigned 1,250,000 restricted shares to Pacific Pier Corp. Subsequently, Pacific Pier entered into a private sale transaction where they sold their shares to Hexon Group Corp. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The issuance of these shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the fact that only one entity was involved in the offering, the size of the offering, the manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The management of Lakeview Media were known to us and our management, through pre-existing business relationships, as a long standing business associate. We did not engage in any form of general solicitation or general advertising in connection with these transactions. The investor was provided access to all material information, and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Lakeview Media acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

Item 16 Exhibits

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation	S-1	3.1	03/31/2011
3.2	By-Laws	S-1	3.2	03/31/2011
3.3	Amended Articles of Incorporation	10-Q	3.3	05/20/13
3.4	Amended Articles of Incorporation	8-K	3.3	10/22/14
10.1	Convertible Note between IPOWorld and Lakeview, dated September 30, 2014	8-K	3.3	10/22/14
5.1	Opinion of Thomas C. Cook, Esq., regarding the legality of the securities being registered	S-1	5.1	04/22/2015
23.1	Consent of De Joya Griffith, LLC, an independent registered public accounting firm	S-1	23.1	04/22/2015

23.2	Consent of De Joya Griffith, LLC, an independent registered public accounting firm	X

Item 17 Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Colorado Springs, CO on May 28, 2015.

IPOWorld
Registrant

Date: May 28, 2015	By:/s/ Edward Heckerson
Edward Heckerson Chief Executive Officer, Director, Principal Executive, Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Heckerson Edward Heckerson	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	May 28, 2015